Exhibit 10(nn)
CenterPoint Energy, Inc.
Summary of Named Executive Officer Compensation
     The following is a summary of compensation paid to the named executive officers of CenterPoint Energy, Inc. (the “Company”). For additional information regarding the compensation of the named executive officers, please read the definitive proxy statement relating to the Company’s 2007 annual meeting of shareholders to be filed pursuant to Regulation 14A and the Company’s Current Report on Form 8-K referenced below.
     Base Salary. The following table sets forth the annual base salary of the Company’s named executive officers effective April 1, 2007:

Name and Position	2006 Base Salary

David M. McClanahan President and Chief Executive Officer	$1,030,000

Gary L. Whitlock Executive Vice President and Chief Financial Officer	$475,000

Scott E. Rozzell Executive Vice President, General Counsel and Corporate Secretary	$445,000

Thomas R. Standish Senior Vice President and Group President — Regulated Operations	$421,000

Byron R. Kelley Senior Vice President and Group President, CenterPoint Energy Pipelines and Field Services	$372,000
     Short-Term Incentive Compensation Plan. Annual bonuses are paid to the Company’s named executive officers pursuant to the Company’s short-term incentive compensation plan, which provides for cash bonuses based on the achievement of certain performance objectives approved in accordance with the terms of the plan at the commencement of the year. Information regarding performance goals for the named executive officers for 2007 is contained in the Company’s Current Report on Form 8-K dated February 21, 2007.
     Long-Term Incentive Compensation. Under the Company’s long-term incentive plan, the Company’s named executive officers may receive grants of (i) stock option awards, (ii) performance share awards, (iii) performance unit awards and/or (iv) stock awards. The forms of the award agreements pursuant to the Company’s long-term incentive plan are contained in the Company’s Current Report on Form 8-K dated February 21, 2007.